CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement No. 333-180240 on Form N-2 of First Trust Strategic High Income Fund II of our report dated December 23, 2011, relating to the financial statements and financial highlights of First Trust Strategic High Income Fund II as of and for the year ended October 31, 2011, appearing in the annual report on Form N-CSR.


/s/ DELOITTE & TOUCHE LLP


Chicago, Illinois
June 8, 2012